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                                                                    EXHIBIT 99.3

PROXY

                            THE COASTAL CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE [_____ ____,] 2000 SPECIAL MEETING

Proxy Voting Instructions

The Coastal Corporation encourages all shareholders to vote their proxies. We now provide three convenient methods of voting:

1. PROXY CARD: Complete, sign, date and return the proxy card attached below in the enclosed postage-paid envelope;

2. TELEPHONE: Call toll-free on a touch-tone phone 1-800-690-6903, 7 days a week, 24 hours a day; or

3. INTERNET: Log on to the Web site www.proxyvote.com.

If you choose to vote by telephone or Internet, you will be given instructions and asked to enter the twelve-digit control number located [above] your name on the proxy card. Choosing either of these options eliminates the need to return your proxy card.

The undersigned hereby appoints O.S. WYATT, JR., HAROLD BURROW and DAVID A. ARLEDGE, and each of them, proxies, with power of substitution, to vote all stock owned by the undersigned of THE COASTAL CORPORATION at the Special Meeting of Stockholders to be held [_____ ____,] 2000, and at any and all adjournments thereof, hereby revoking any proxy heretofore given.

                                PLEASE SIGN, DATE AND RETURN YOUR PROXY
                                promptly in the enclosed envelope. Sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing in a fiduciary capacity, please give full title.

                                                       ________________________
                                                                           Date

                                _______________________________________________
                                                    Signature



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                            - FOLD AND DETACH HERE -


                             YOUR VOTE IS IMPORTANT

                 TO SECURE THE LARGEST POSSIBLE REPRESENTATION

                     AT THE SPECIAL MEETING OF STOCKHOLDERS

                   AND SAVE THE EXPENSE OF A SECOND MAILING,

               PLEASE VOTE BY TELEPHONE, INTERNET OR PROXY CARD.

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                                                              Please mark    [X]
                                                              your votes as
                                                              indicated in
                                                              the example

This Proxy will be voted as directed, but if not otherwise directed, it will be voted FOR Proposal 1. The class of stock voted by this Proxy is shown on the reverse side, and the shares will be voted (Common Stock and Preferred Stock - one vote per share, and Class A Common Stock - one hundred votes per share) as follows:

The Board of Directors unanimously recommends a vote FOR the following proposal:

1. Approval and adoption of the Agreement and Plan of Merger, dated January 17,        FOR              AGAINST          ABSTAIN
   2000, by and among The Coastal Corporation, El Paso Energy Corporation and          [ ]                [ ]              [ ]
   El Paso Merger Company.

2. In their discretion on such other matters as may properly come before the meeting.




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                            - FOLD AND DETACH HERE -


                             YOUR VOTE IS IMPORTANT

                 TO SECURE THE LARGEST POSSIBLE REPRESENTATION

                     AT THE SPECIAL MEETING OF STOCKHOLDERS

                   AND SAVE THE EXPENSE OF A SECOND MAILING,

               PLEASE VOTE BY TELEPHONE, INTERNET OR PROXY CARD.
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                            THE COASTAL CORPORATION

        VOTING INSTRUCTIONS FOR THE [           ,] 2000 SPECIAL MEETING

The undersigned hereby instructs Chase Bank of Texas, N.A., the Plan Trustee with respect to the securities identified below, to vote all stock beneficially owned by the undersigned in such plan of THE COASTAL CORPORATION at the Special
Meeting of Stockholders to be held on [           ,] 2000, and at any and all
adjournments thereof, hereby revoking any instructions heretofore given.


                                PLEASE SIGN, DATE AND RETURN YOUR INSTRUCTIONS promptly in the enclosed envelope. Sign exactly as name appears hereon. When signing in a fiduciary capacity, please give full title.

                                                       ________________________
                                                                           Date

                                _______________________________________________
                                                    Signature



                         - CONTINUED ON REVERSE SIDE -
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            - PLEASE DETACH, SIGN, DATE AND MAIL YOUR INSTRUCTIONS -


                        YOUR INSTRUCTIONS ARE IMPORTANT

            The Coastal Corporation encourages all Plan Participants
          to provide voting instructions to Chase Bank of Texas, N.A., the Plan Trustee with respect to the securities identified above.
              To secure the largest possible representation at the
         Special Meeting of Stockholders, would you please return your
              Instructions promptly in the enclosed envelope which
              requires no postage if mailed in the United States.
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These INSTRUCTIONS will be followed as directed, but if not otherwise directed, the shares will be voted FOR Proposal 1.

The Board of Directors unanimously recommends a vote FOR the following proposal:

1. Approval and adoption of the Agreement and Plan of Merger, dated January 17, 2000, by and among The Coastal Corporation, El Paso Energy Corporation and El Paso Merger Company.

                  FOR              AGAINST          ABSTAIN
                  [ ]                [ ]              [ ]

2. In its discretion on such other matters as may properly come before the meeting.

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    - PLEASE DETACH, SIGN AND DATE (ON REVERSE) AND MAIL YOUR INSTRUCTIONS -


                        YOUR INSTRUCTIONS ARE IMPORTANT

            The Coastal Corporation encourages all Plan Participants
          to provide voting instructions to Chase Bank of Texas, N.A., the Plan Trustee with respect to the securities identified above.
              To secure the largest possible representation at the
         Special Meeting of Stockholders, would you please return your
              Instructions promptly in the enclosed envelope which
              requires no postage if mailed in the United States.